                            M.S.D.& T. FUNDS, INC.


                                    BYLAWS


                                   ARTICLE I
                                   ---------
                                 STOCKHOLDERS
                                 ------------

          SECTION 1.1.  Annual Meetings.  Any annual meeting of the stockholders
                        ---------------
of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting, shall be held on such date within the month of May and at such place, within or without the State of Maryland, as may be determined by the Board of Directors and as shall be designated in the notice of said meeting. No annual meeting of stockholders of the Corporation shall be held unless required by applicable law or otherwise determined by the Board of Directors.

          SECTION 1.2.  Special Meetings.  Special meetings of the stockholders
                        ----------------
for any purpose or purposes, unless otherwise prescribed by statute or by the charter, may be held at any place, within or without the State of Maryland, and may be called at any time by the Board of Directors or by the President, and shall be called at the request in writing of stockholders entitled to cast at least twenty-five (25) percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it; provided, however, that unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting and on payment of these costs to the Corporation shall notify each stockholder entitled to notice of the meeting.

          SECTION 1.3.  Notice of Meetings.  Written or printed notice of the
                        ------------------
purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting and each other stockholder entitled to notice of the meeting, by placing such notice in the mail at least ten (10) days, but not more than ninety (90) days, and in any event within the period prescribed by law, prior to the date named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purposes of notice. The notice of every meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such actions or persons as the Board of Directors may select.

          SECTION 1.4.  Record Date.  The Board of Directors may fix a date not
                        -----------
more than ninety (90) days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend, or the date of the allotment of rights, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting (or any adjournment thereof) or entitled to receive payment of any dividend, or to receive such allotment of rights. In such case, only stockholders of record at the time so fixed shall be entitled to vote, to receive notice, or receive dividends or rights, notwithstanding any subsequent transfer on the books of the Corporation. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period. In the case of a meeting of stockholders, the record date shall be fixed not less than ten (10) days prior to the date of the meeting.

          SECTION 1.5.  Quorum and Shareholder Action.  Except as otherwise
                        -----------------------------
provided by statute or by the Charter, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of all the votes entitled to be cast at the meeting shall constitute a quorum and a majority of all the votes cast at a meeting at which a quorum is present shall be sufficient to approve any matter which properly comes before the meeting. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 1.7 until a quorum shall attend. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          SECTION 1.6.  Organization.  At every meeting of the stockholders, the
                        ------------
Chairman of the Board, if one has been selected and is present or, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice President, or in the absence of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the Board of Directors of the Corporation or, in the absence of the Chairman, the President, all the Vice Presidents and a Chairman chosen by the Board of Directors, a Chairman chosen by the stockholders, shall act as Chairman; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, a person appointed by the Chairman, shall act as Secretary of the meeting.

          SECTION 1.7.  Adjournment.  Any meeting of the stockholders may be
                        -----------
adjourned from time to time, without notice

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other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, that the meeting may not be adjourned to a date more than the number of days after the original record date for the meeting permitted by law, and if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.


                                  ARTICLE II
                                  ----------
                              BOARD OF DIRECTORS
                              ------------------

          SECTION 2.1.  Election and Powers.  The number of directors shall be
                        -------------------
fixed from time to time by resolution adopted by a majority of the entire Board of Directors; provided, however, that the number of directors shall in no event be less than three (3) nor more than fifteen (15). The business, affairs and property of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Charter or these Bylaws required to be exercised or done by the stockholders. The members of the Board of Directors shall be elected by the stockholders at their annual meeting and each Director shall hold office until the annual meeting next after his election and until his successor shall have been duly elected and qualified, until he shall have resigned, or until he shall have been removed as provided in
Section 2.11.

          SECTION 2.2.  Regular Meetings.  Regular meetings of the Board of
                        ----------------
Directors may be held without notice on such dates as the Board may from time to time determine.

          SECTION 2.3.  Special Meetings.  Special meetings of the Board of
                        ----------------
Directors shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors either in writing or by vote at a meeting.

          SECTION 2.4.  Notice of Special Meetings.  Notice of the place, day
                        --------------------------
and hour of every special meeting shall be delivered personally to each director or mailed, telegraphed or cabled to his address on the books of the Corporation at least one (1) day before the meeting. It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who is present thereat, or, if absent, waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof.

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          SECTION 2.5.  Place of Meetings.  The Board of Directors may hold its
                        -----------------
regular and special meetings at such place or places within or without the State of Maryland as the Board may from time to time determine.

          SECTION 2.6.  Quorum and Board Action.  Except as otherwise provided
                        -----------------------
by statute or by the Charter: (a) one-third (1/3) of the entire Board of Directors, but in no case less than two (2) directors, shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board; (b) the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board; and (c) if at any meeting there be less than a quorum present, a majority of those directors present may adjourn the meeting from time to time, but not for a period greater than thirty (30) days at any one time, without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

          SECTION 2.7.  Action without Meeting.  Except with respect to the
                        ----------------------
approval of any investment advisory agreement, any action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting if an unanimous consent which sets forth the action is signed by each member of the Board or committee and is filed with the minutes of proceedings of the Board or committee.

          SECTION 2.8.  Chairman.  The Board of Directors may at any time
                        --------
appoint one of its members as Chairman of the Board, who shall serve at the pleasure of the Board and who shall perform and execute such duties and powers as may be conferred upon or assigned to him by the Board or these Bylaws, but who shall not by reason of performing and executing these duties and powers be deemed an officer or employee of the Corporation.

          SECTION 2.9.  Organization.  At every meeting of the Board of
                        ------------
Directors, the Chairman of the Board, if one has been selected and is present, and, if not, or in the absence of the Chairman of the Board, a chairman chosen by a majority of the directors present, shall preside; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, a person appointed by the Chairman, shall act as Secretary.

          SECTION 2.10.  Vacancies.  Any vacancy on the Board of Directors
                         ---------
occurring by reason of any increase in the number of directors may be filled by a majority of the entire Board of Directors. Any vacancy on the Board of Directors occurring for any other cause may be filled by a majority of the remaining members of the Board of Directors, whether or not these members

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

constitute a quorum under this Section 2.6. Any director so chosen to fill a vacancy shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

          SECTION 2.11.  Removal.  At any meeting of the stockholders called for
                         -------
that purpose, the stockholders of the Corporation may remove from office any director, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast for the election of directors, and another director may be elected in the place of the director so removed to serve for the remainder of the term of the removed director.

          SECTION 2.12.  Resignations.  Any director may resign at any time by
                         ------------
giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 2.13.  Committees.  The Board of Directors may appoint from
                         ----------
among its members an executive and other committees of the Board composed of two
(2) or more directors. To the extent permitted by law, the Board of Directors may delegate to any such committee or committees any of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

          SECTION 2.14.  Telephone Conference.  Except with respect to the
                         --------------------
approval of any investment advisory agreement, members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

          SECTION 2.15.  Compensation of Directors.  Any director, whether or
                         -------------------------
not he is a salaried officer, employee, or agent of the Corporation, may be compensated for his services as director or as a member of a committee, or as Chairman of the Board or chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the directors may from time to time determine.

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

                                  ARTICLE III
                                  -----------
                                   OFFICERS
                                   --------

          SECTION 3.1.  Number.  The officers of the Corporation shall be a
                        ------
President, a Secretary, and a Treasurer, and may include a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine. Any officer may hold more than one office in the Corporation, except that an officer may not serve concurrently as both the President and a Vice President.

          SECTION 3.2.  Election and Term of Office.  The officers of the
                        ---------------------------
Corporation shall be elected by the Board of Directors and, subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

          SECTION 3.3.  Resignations.  Any officer may resign at any time by
                        ------------
giving written notice to the Board of Directors or to the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.4.  Removal.  If the Board of Directors in its judgment
                        -------
finds that the best interests of the Corporation will be served, the Board may remove any officer of the Corporation at any time.

          SECTION 3.5.  Chairman of the Board.  The Chairman of the Board, if
                        ---------------------
one is elected, shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. He shall preside over the meetings of the Board and of the stockholders at which he is present.

          SECTION 3.6.  President.  The President shall be the chief executive
                        ---------
officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He, or such persons as he shall designate, shall sign, execute, acknowledge, verify, deliver and accept, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board of Directors, except in the case where the signing, execution, acknowledgement, verification, delivery or acceptance thereof shall be delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall have general executive powers as well as other powers

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and duties as from time to time may be conferred upon or assigned to him by the
Board.

          SECTION 3.7.  The Vice Presidents.  In the absence or disability of
                        -------------------
the President, or when so directed by the President, any Vice President designated by the Board of Directors may perform any or all of the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any committee of which the President is a member or chairman by designation or ex officio, except when designated by the Board. Each Vice President shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

          SECTION 3.8.  The Secretary.  The Secretary shall record all the votes
                        -------------
of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the stockholders and the Board of Directors are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal, provided that in lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word ("SEAL") adjacent to the signature of the authorized officer of the Corporation; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

          SECTION 3.9.  Assistant Secretaries.  In the absence or disability of
                        ---------------------
the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Secretary.

          SECTION 3.10.  The Treasurer.  Subject to the provisions of any
                         -------------
contract which may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf, and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

          SECTION 3.11.  Assistant Treasurers.  In the absence or disability of
                         --------------------
the Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform all such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Treasurer.

          SECTION 3.12.  Compensation of Officers.  The compensation of all
                         ------------------------
officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do. No officer shall be precluded, from receiving such compensation by reason of the fact that he is also a director of the Corporation.


                                  ARTICLE IV
                                  ----------
                                     STOCK
                                     -----

          SECTION 4.1.  Certificates.  The Board of Directors may authorize the
                        ------------
issuance of stock either in certificated or in uncertificated form. If shares are issued in uncertificated form, each stockholder of a certificated security shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of full shares held by him, signed by the President, a Vice President or the Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, which signatures may be either manual or facsimile signatures, and sealed with the seal of the Corporation, which seal may be either facsimile or any other form of seal. Stock certificates shall be in such form not inconsistent with law or with the Charter, as shall be approved by the Board of Directors.

          SECTION 4.2.  Transfer of Shares.  Transfers of shares shall be made
                        ------------------
on the books of the Corporation at the direction of the person named on the Corporation's books or named in the certificate or certificates for such shares (if issued), or by his attorney lawfully constituted in writing, upon surrender of such certificate or certificates (if issued) properly endorsed, to the Corporation's Transfer Agent, with such evidence of the authenticity of such transfer, authorization and such other matters as the Corporation or its agents may reasonably require, and subject to such other reasonable terms and conditions as may be required by the Corporation or its agents; or, if the Board of Directors shall by resolution so provide, transfer of shares may be made in any other manner provided by law.

          SECTION 4.3.  Transfer Agents and Registrars.  The Corporation may
                        ------------------------------
have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Corporation shall have a Transfer Agent, or until registered by a Registrar, if the Corporation shall have a Registrar. The duties of Transfer Agent and Registrar may be combined.

          SECTION 4.4.  Mutilated, Lost, Stolen, or Destroyed Certificates.  The
                        --------------------------------------------------
Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issuance of a new stock certificate in lieu of any stock certificate lost, stolen, destroyed, or mutilated, upon such terms and conditions as the Board may direct. The Board may in its discretion refuse to issue such a new certificate, unless ordered to do so by a court of competent jurisdiction.

          SECTION 4.5.  Stock Ledgers.  The Corporation shall not be required to
                        -------------
keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the respective offices of the Transfer Agent of the Corporation's capital stock.


                                   ARTICLE V
                                   ---------
                                     SEAL
                                     ----

          SECTION 5.1. The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.


                                  ARTICLE VI
                                  ----------
                               SUNDRY PROVISIONS
                               -----------------

          SECTION 6.1.  Amendments.  (a) By Stockholders.  Bylaws may be
                        ----------       ---------------
adopted, altered, amended or repealed in the manner provided in Section 1.5 hereof at any annual or special meeting of the stockholders.

          (b) By Directors.  Bylaws may be adopted, altered, amended or repealed
              ------------
in the manner provided in Section 2.6 hereof by the Board of Directors at any regular or special meeting of the Board.

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

          SECTION 6.2.  Indemnification of Directors and Officers. (a)
                        -----------------------------------------
Indemnification.  The Corporation shall indemnify its directors to the fullest
---------------
extent permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent, or fiduciary of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan to the same extent as its directors and, in the case of officers, to such further extent as is consistent with law. This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

          (b) Advances.  Any current or former director or officer of the
              --------
Corporation claiming indemnification within the scope of this Section 6.2 shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the proceedings to which he is a party in the manner and to the full extent permissible under applicable state corporation laws, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force.

          (c) Procedures.  On the request of any current or former director or
              ----------
officer requesting indemnification or an advance under this Section 6.2, the Board of Directors shall determine, or cause to be determined, in a manner consistent with applicable state corporation law, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force, whether the standards required by this Section 6.2 have been met.

          (d) Other Rights.  The indemnification provided by this Section 6.2
              ------------
shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                      -10-